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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) of Amgen Inc. pertaining to the Amgen Nonqualified Deferred Compensation Plan of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Amgen Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Los Angeles, California
January 18, 2002